Exhibit 3.43

PROXY FOR OPTIONHOLDERS SOLICITED BY MANAGEMENT For Use at the Special Meeting of EMC Securityholders to be held on July 31, 2007 and any and all Adjournments

The undersigned holder (the ”Optionholder”) of options to acquire common shares of Energy Metals Corporation (the ”Company”) hereby appoints Mr. Paul Matysek, the President, CEO and a director of the Company or failing him Mr. William Sheriff, the Chairman and a director of the Company or in place of the foregoing                              or failing him/her                                   as proxyholder of the undersigned, with full power of substitution, to attend, vote and otherwise act for and on behalf of the undersigned in respect of all matters that may come before the Special Meeting of the EMC Securityholders (the ”Meeting”) to be held on Tuesday, July 31, 2007 at 2:00 p.m. (Vancouver time) in the Ocean View Suite 1 at the Pan Pacific Vancouver Hotel, 999 Canada Place, Vancouver, British Columbia and at any and all adjournments thereof and the undersigned hereby revokes any proxy previously given to attend, act and vote at the Meeting for the undersigned or any and all adjournments thereof. The purpose of the Meeting is for the EMC Securityholders to consider a special resolution (the ”Arrangement Resolution”), a copy of which is attached as Appendix A to the Information Circular dated June 25, 2007 (the ”Information Circular”), approving the arrangement described in the Information Circular.

UNLESS THE UNDERSIGNED DIRECTS OTHERWISE THE PROXY WILL VOTE FOR THE FOLLOWING MATTERS:

THIS PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED AS PROXIES WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE AND OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. WHERE NO CHOICE IS SPECIFIED OR WHERE BOTH CHOICES ARE SPECIFIED IN RESPECT OF ANY MATTER THE OPTIONS COVERED SHALL BE VOTED FOR THE ADOPTION OF ALL SUCH MATTERS.		1.	To approve the Arrangement Resolution.
1.

YOU MAY APPOINT A PERSON TO REPRESENT YOU AT THE MEETING OTHER THAN THE PERSONS NAMED ABOVE BY INSERTING THE NAME OF THE PERSON, WHO NEED NOT BE AN OPTIONHOLDER OR SHAREHOLDER OF THE COMPANY, IN THE SPACE PROVIDED ABOVE FOR THAT PURPOSE. THE PROXYHOLDER MUST ATTEND THE MEETING IN ORDER TO VOTE ON YOUR BEHALF.

		VOTE FOR: ☐ VOTE AGAINST: ☐ DATED this day of , 2007.
2.

This Proxy should be dated and the signature should agree with the name on this Proxy. If this form of Proxy is not dated, it will be deemed to bear the date on which it is mailed to the Optionholders by the Company.

		Signature of Optionholder(s)
3.	Please return this Proxy in the enclosed self-addressed return envelope so that it will be received at the office of the Registrar and Transfer Agent of the Company, Computershare Investor Services Inc., 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, or by fax to 1-866-249-7775, BEFORE 4:00 P.M. (TORONTO TIME) ON JULY 30, 2007.

		Please Print Name of Optionholder(s)
4.	Capitalized terms used herein without definitions have the meanings given to such terms in the Circular.

	(Please advise the Company of any change of address)
Optionholders who are unable to be present at the meeting are requested to sign and return this Proxy in the enclosed self-addressed envelope.